Exhibit 10.15

FORM OF MOTORSPORT GAMES INC.
2020 EQUITY INCENTIVE PLAN

EFFECTIVE DATE: __________, 2020
Approved by Stockholders: ________, 2020

SECTION 1
ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, EXPIRATION DATE

1.1 ESTABLISHMENT. Motorsport Games Inc. (the “Company”) hereby establishes the Motorsport Games Inc. 2020 Equity Incentive Plan (the “Plan”).

1.2 PURPOSE. The purpose of the Plan is to enhance and promote the success of the Company by linking the personal interests of the members of the Board, employees, officers, executives, consultants and advisors to those of the Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Board members, employees, officers, executives, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. To further these objectives, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards and Restricted Stock Unit Awards.

1.3 EFFECTIVE DATE. The Plan will become effective on the date it is approved by the Board (the “Effective Date”), subject to approval by the Company’s stockholders within twelve (12) months of such Board approval.

1.4 EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

SECTION 2
GLOSSARY; CONSTRUCTION

2.1 GLOSSARY. When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in Section 1 or in the attached Glossary, which is incorporated into and is part of the Plan. All of these key terms are listed in the Glossary. Whenever these key terms are used, they will be given the defined meaning unless a clearly different meaning is required by the context.

2.2 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect.

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SECTION 3
ELIGIBILITY AND PARTICIPATION

3.1 General Eligibility. Persons eligible to participate in this Plan include all employees, officers, and Non-Employee Directors of, and Consultants to, the Company or any Subsidiary. Awards may also be granted to prospective employees or Non-Employee Directors but no portion of any such Award will vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or its Subsidiaries.

3.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award.

3.3 FOREIGN PARTICIPANTS. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations set forth in Section 5.

SECTION 4
ADMINISTRATION

4.1 GENERAL. The Plan shall be administered by the Compensation Committee or, with respect to individuals who are Non-Employee Directors, the Board. All references in the Plan to the “Committee” shall refer to the Committee or Board, as applicable. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent registered public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations as it may deem necessary or advisable to administer the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan.

4.2 COMMITTEE RESPONSIBILITIES. Subject to the provisions of the Plan, the Committee shall have the authority to: (a) designate the Participants who are entitled to receive Awards under the Plan; (b) determine the types of Awards and the times when Awards will be granted; (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate; (d) determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price or base value, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not take any action or fail to take any action with respect to the operation of the Plan that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code; (e) determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price or purchase price of an Award may be paid in, cash, Stock, other Awards, or other property, or whether an Award may be cancelled, forfeited, exchanged or surrendered; (f) prescribe the form of each Award Agreement, which need not be the same for each Participant; (g) decide all other matters that must be determined in connection with an Award; (h) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement; and (i) make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan, including, without limitation, establishing, adopting, or revising any rules and regulations as it may deem necessary or advisable to administer the Plan. The Committee shall also have the authority to modify existing Awards to the extent that such modification is within the power and authority of the Committee as set forth in the Plan. The foregoing list of powers is not intended to be complete or exclusive and, to the extent not contrary to the express provisions of the Plan, the Committee shall have such powers, whether or not expressly set forth in this Plan, that it may determine necessary or appropriate to administer the Plan.

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4.3 Decisions Final. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

SECTION 5
Shares available for grant

5.1 number of shares. Subject to adjustment as provided in Section 10, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be [10% of outstanding]. The shares of Stock delivered pursuant to any Award may consist, in whole or in part, of authorized but unissued Stock, treasury Stock not reserved for any other purposes, or Stock purchased on the open market.

5.2 share counting. The following rules shall apply solely for purposes of determining the number of shares of Stock available for grant under the Plan at any given time:

(a) The number of shares of Stock reserved and available for grant pursuant to the Plan shall be reduced by one share of Stock for each one share issued in connection with Awards granted under the Plan (or by which the Award is valued by reference).

(b) In the event any Award granted under the Plan after the Effective Date is terminated, expired, forfeited, or cancelled for any reason, the number of shares of Stock subject to such Award will again be available for grant under the Plan (i.e., any prior charge against the limit set forth in Section 5.1 shall be reversed).

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(c) If shares of Stock are not delivered in connection with an Award because the Award may only be settled in cash rather than in Stock, no shares of Stock shall be counted against the limit set forth in Section 5.1. If any Award may be settled in cash or Stock, the rules set forth in Section 5.2(b) shall apply until the Award is settled, at which time, if the Award is settled in cash, the underlying shares of Stock will be added back to the shares available for grant pursuant to Section 5.1.

(d) The exercise of a Stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares available for grant under Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.

(e) Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by a Participant to satisfy a tax withholding obligation arising in connection with any Award will not again become Stock available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option or SAR will not increase or replenish the number of shares available for grant under Section 5.1.

(f) If the provisions of this Section 5.2 are inconsistent with the requirements of any regulations issued pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 5.2, but only as this Section 5.2 relates to Incentive Stock Options.

(g) To the maximum extent permitted by applicable law and the [NASDAQ] listing standards (or the rules of any exchange on which the Stock is then listed), shares of Stock awarded in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant under Section 5.1.

(h) The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for determining the number of shares of Stock that are available for grant under Section 5.1.

5.3 Award LIMITS. Notwithstanding any other provision in the Plan, and subject to adjustment as provided in Section 10:

(a) The maximum number of shares of Stock that may be awarded as Incentive Stock Options under the Plan shall be [10% of outstanding].

NOTE: This is a limit that must be in the Plan pursuant to Code Section 422. The limit can be any number that is equal to or less than the total number of shares available under the Plan.

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(b) The sum of the total cash compensation earned and paid and the aggregate grant date fair value (calculated as of the Date of Grant in accordance with applicable accounting rules) of shares subject to Awards granted to any one Participant who is a Non-Employee Director during any one twelve (12) month period shall not exceed $__________. For the avoidance of doubt, if a Non-Employee Director serves the Company in more than one capacity during any twelve (12) month period, the total compensation limit described in this Section 5.3(b) shall only apply to the compensation paid for services performed as a Non-Employee Director. To the extent any Non-Employee Director compensation is deferred, it shall be counted toward this total compensation limit for the year in which the compensation was first earned or granted.

NOTE: This limit is not required for Non-Employee Directors, but we believe that, based on recent case law, imposing such a limit is considered best practices and can provide a substantial defense to a shareholder lawsuit if the limit is reasonable.

5.4 FRACTIONAL SHARES. No fractional shares of Stock shall be issued pursuant to the Plan and the Committee, in the Award Agreement, shall determine whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate. In the event of adjustment as provided in Section 10, the total number of shares of Stock subject to any affected Award shall always be a whole number by rounding any fractional share to the nearest whole share.

SECTION 6
STOCK OPTIONS

6.1 Options. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Options to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee. Options are also subject to the following additional terms and conditions:

(a) Exercise Price. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Date of Grant.

(b) Exercise of Option. Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions or conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Unless otherwise provided in an Award Agreement, Options shall immediately lapse if a Participant’s employment is terminated for Cause. In addition, unless otherwise provided in an Award Agreement, if a Participant incurs a termination of employment on account of Disability or death before the Option lapses, the Option shall lapse, unless it is previously exercised, on the earlier of: (i) the scheduled termination date of the Option; or (ii) twelve (12) months after the date of the Participant’s termination of employment on account of death or Disability. Upon the Participant’s death or Disability, any Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Option or dies intestate, by the person or persons entitled to receive the Option pursuant to the applicable laws of descent and distribution.

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(c) Term of Option. Each Option shall expire at such time as determined by the Committee; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary the Date of Grant.

(d) Payment. The exercise price for any Option shall be paid in cash or shares of Stock held for longer than six (6) months (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid, the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. The Committee, in consideration of applicable accounting standards and applicable law, may waive the six (6) month share-holding period described in the first sentence of this paragraph (d) in the event payment of an Option is made through the tendering of shares.

(e) Repricing of Options. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s stockholders, an Option may not be amended, modified or repriced to reduce the exercise price after the Date of Grant. Except as otherwise provided in Section 10 with respect to an adjustment in capitalization, an Option also may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged.

6.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to Participants who are employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:

(a) Exercise Price. Subject to Section 6.2(d), the exercise price per share of Stock pursuant to any Incentive Stock Option shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value of one share of Stock as of the Date of Grant.

(b) Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:

(i) The Incentive Stock Option shall lapse ten (10) years from the Date of Grant, unless an earlier time is set in the Award Agreement;

(ii) The Incentive Stock Option shall lapse upon a termination of employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and

(iii) If the Participant incurs a termination of employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (1) the scheduled termination date of the Option; or (2) twelve (12) months after the date of the Participant’s termination of employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

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(c) Individual Dollar Limitation. The aggregate fair market value (determined as of the time an Award is made and calculated in accordance with Section 422 of the Code) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d) Ten Percent Owners. An Incentive Stock Option may be granted to any individual who, at the Date of Grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than one hundred and ten percent (110%) of Fair Market Value on the Date of Grant and the Option is exercisable for no more than five (5) years from the Date of Grant.

(e) Right to Exercise. Except as provided in Section 6.2(b)(iii), an Incentive Stock Option may be exercised only by the Participant during the Participant’s lifetime.

SECTION 7
STOCK APPRECIATION RIGHTS

7.1 Stock Appreciation Rights. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. SARs are also subject to the following additional terms and conditions:

(a) Base Value. No SAR shall be granted at a base value that is less than the Fair Market Value of one share of Stock on the Date of Grant.

(b) Exercise of SARs. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall, in each instance approve, which need not be the same for all Participants.

(c) Term of SARs. Each SAR shall expire at such time as determined by the Committee; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary the Date of Grant.

(d) Payment of SAR Amount. Upon the exercise of a SAR, the Participant shall be entitled to receive the payment of an amount determined by multiplying: (i) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise, over the base value fixed by the Committee on the Date of Grant; by (ii) the number of shares with respect to which the SAR is exercised. Payment for SARs shall be made in the manner and at the time specified by the Committee in the Award Agreement. At the discretion of the Committee, the Award Agreement may provide for payment of SARs in cash, shares of Stock of equivalent value, or a combination thereof.

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(e) Repricing of SARs. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s stockholders, a SAR may not be amended, modified or repriced to reduce the base value after the Date of Grant. Except as otherwise provided in Section 10 with respect to an adjustment in capitalization, a SAR also may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having a base value below the base value of the SAR being surrendered or exchanged.

SECTION 8
RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS

8.1 Restricted Stock awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Awards are also subject to the following additional terms and conditions:

(a) Issuance and Restrictions. Restricted Stock Awards shall be subject to such conditions and/or restrictions as the Committee may impose (including, without limitation, limitations on transferability, the right to receive dividends, or the right to vote the Stock), which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as determined by the Committee. Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock Awards may not exercise voting rights with respect to the shares of Restricted Stock during the period of restriction.

(b) Forfeiture. Except as otherwise provided in the Award Agreement or other written document, such as an employment agreement or a change of control agreement, upon a termination of employment (or termination of service in the case of a Consultant or Non-Employee Director) during the applicable period of restriction, Restricted Stock Awards that are at that time subject to restrictions shall be forfeited.

(c) Evidence of Ownership for Restricted Stock Awards. Restricted Stock Awards granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine, which may include an appropriate book entry credit on the books of the Company or a duly authorized transfer agent of the Company. If certificates representing shares of Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock Award, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

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8.2 Restricted Stock Unit awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Unit Awards are also subject to the following additional terms and conditions:

(a) Issuance and Restrictions. Restricted Stock Unit Awards grant a Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.

(b) Forfeiture. Except as otherwise provided in the Award Agreement or other written document, such as an employment agreement or a change of control agreement, upon a termination of employment (or termination of service in the case of a Consultant or Non-Employee Director) during the applicable period of restriction, Restricted Stock Unit Awards that are at that time subject to restrictions shall be forfeited.

(c) Form and Timing of Payment. Payment for vested Restricted Stock Unit Awards shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof. As a general rule, the shares issued under any Restricted Stock Unit Award (or cash delivered pursuant to such Award) will be paid to the Participant in a single lump sum within sixty (60) days following the date on which the Restricted Stock Unit Awards vests. Unless the related Award Agreement is structured to qualify for an exception to the requirements of Section 409A of the Code, such payment is intended to be made at a specified time or pursuant to a fixed schedule under Treasury Regulation Section 1.409A-3(a)(4). Subject to the six (6) month delay described in Section 16.11(b), the Restricted Stock Unit Awards that vest upon a Participant’s Separation from Service will be issued to the Participant within sixty (60) days following the date of the Participant’s Separation from Service.

SECTION 9
PERFORMANCE SHARE AWARDS

9.1 PERFORMANCE SHARE AWARDS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Awards to one or more Participants upon such terms and conditions, restrictions and in such amounts, as shall be determined by the Committee. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.

9.2 FORFEITURE. Except as otherwise provided in the Award Agreement or other written document, such as an employment agreement or a change of control agreement, upon a termination of employment (or termination of service in the case of a Consultant or Non-Employee Director) during the applicable performance period, Performance Share Awards that have not yet vested based on the attainment of the applicable performance goals shall be forfeited.

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9.3 FORM AND TIMING OF PAYMENT. Payment for vested Performance Share Awards shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof. As a general rule, the shares issued under any Performance Share Award (or cash delivered pursuant to such Award) will be paid to the Participant in a single lump sum within sixty (60) days following the date on which the Performance Share Award vests.

SECTION 10
CHANGES IN CAPITAL STRUCTURE

10.1 SHARES AVAILABLE FOR GRANT. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock available for grant under Section 5.1, the number of shares of Stock subject to any Award, and any numeric limitation expressed in the Plan shall be appropriately adjusted by the Committee. Any action taken pursuant to this Section 10.1 shall be taken in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code.

10.2 outstanding awards – increase or decrease in issued shares without consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award. Any action taken pursuant to this Section 10.2 shall be taken in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code.

10.3 outstanding awards – CERTAIN MERGERS. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation. Any action taken pursuant to this Section 10.3 shall be taken in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code.

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10.4 outstanding awards – OTHER CHANGES. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Section 10, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent the dilution or enlargement of rights relating to Awards granted under the Plan. Any action taken pursuant to this Section 10.4 shall be taken in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code.

10.5 NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

SECTION 11
CHANGE OF CONTROL

11.1 treatment of awards – assumption/substitution. Except as otherwise provided in an Award Agreement or other written document, such as an employment agreement or a change of control agreement, if a Change of Control occurs and Awards are converted, assumed, or replaced by a successor, the Committee shall have the discretion to cause all outstanding Awards to become fully exercisable and all restrictions on outstanding Awards to lapse.

11.2 treatment of award – NO assumption/substitution. Except as otherwise provided in an Award Agreement or other written document, such as an employment agreement or a change of control agreement, if a Change of Control occurs and Awards are not converted, assumed, or replaced by a successor, all outstanding Awards shall automatically become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 6.2(c), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

11.3 PARTICIPANT CONSENT NOT REQUIRED. Nothing in this Section 11 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change of Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 11 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board or Committee in connection with a Change of Control transaction.

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SECTION 12
other provisions applicable to awards

12.1 award agreements. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee determines appropriate including, without limitation, non-solicitation provisions, non-competition provisions, confidentiality provisions and other restrictive covenant provisions the Committee deems appropriate. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee deems appropriate.

12.2 FORM OF PAYMENT. Subject to the provisions of this Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or any Subsidiary on the grant, exercise, or settlement of any Award may be made in such form as determined by the Committee including, without limitation, cash, Stock, other Awards, other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined by rules adopted by the Committee.

12.3 LIMITS ON TRANSFER.

(a) General. Except as provided in Section 6.1(b), Section 6.2(b)(iii), Section 12.3(b) or Section 12.4, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, to, or in favor of, any party other than the Company or a Subsidiary, until the expiration of any period during which any vesting or transfer restrictions are applicable to the Award as determined by the Committee.

(b) Transfer to Family Members. The Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing Award) Awards which may be transferred by the Participant during his or her lifetime to any Family Member. Unless transfers for the Participant have been previously approved by the Committee, the transfer of an Award to a Family Member may only be affected by the Company at the written request of the Participant. In the event an Award is transferred pursuant to this Section 12.3(b), such transferred Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

12.4 Beneficiaries. Notwithstanding Section 12.3(a), a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

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12.5 EVIDENCE OF OWNERSHIP. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates, make any book entry credits, or take any other action to evidence shares of Stock pursuant to the exercise of any Award, unless and until the Company has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the [NASDAQ] listing standards (or the rules of any exchange on which the Stock is then listed). All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the [NASDAQ] listing standards (or the rules of any exchange on which the Stock is then listed). If certificates representing shares of Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the applicable terms, conditions, and restrictions and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse. In addition to the terms and conditions provided herein, the Company may require that a Participant make such reasonable covenants, agreements, and representations as the Company, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

12.6 CLAWBACK. Every Award issued pursuant to this Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the [NASDAQ] pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. By accepting an Award, each Participant consents to the potential forfeiture or recovery of his or her Awards pursuant to applicable law, listing standard, and/or Company clawback policy, and agrees to be bound by and comply with the clawback policy and to return the full amount required by the clawback policy. As a condition to the receipt of any Award, a Participant may be required to execute any requested additional documents consenting to and agreeing to abide by the Company clawback policy as it may be amended from time to time.

12.7 DIVIDEND EQUIVALENTS. In the event an Award Agreement for any Award calls for the grant of dividend equivalents, such dividend equivalents shall be payable in accordance with the requirements of Section 409A or an exception thereto. With respect to any Award that vests based on the achievement of performance goals, in no event will any dividend equivalents vest or be paid prior to the vesting of the corresponding Award and such dividend equivalents shall only be paid to the Participant if and to the extent that the performance goals related to the corresponding Award are satisfied.

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SECTION 13
AMENDMENT, MODIFICATION, AND TERMINATION

13.1 AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. With the approval of the Board, the Committee may, at any time and from time to time, terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or [NASDAQ] listing rule (or the rules of any exchange on which the Stock is then listed), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required; (b) except in the context of an adjustment described in Section 10, stockholder approval is required for any amendment to the Plan that: (i) increases the number of shares available under the Plan, (ii) permits the Committee to grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Date of Grant, (iii) permits the Committee to extend the exercise period for any Option or SAR beyond ten (10) years from the Date of Grant, (iv) reprices or reduces the exercise price or base value of any previously granted Options or SARs (or would be treated as a repricing under applicable [NASDAQ] listing rules or the rules of any exchange on which the Stock is then listed), (v) expands the types of Awards available for grant under the Plan, or (vi) expands the class of individuals eligible to participate in the Plan; and (c) no such action shall be taken that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code.

13.2 AWARDS PREVIOUSLY GRANTED. No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect in any material way the rights of the holder under any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award. Such consent shall not be required if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the holder; (c) is required to cause the benefits under the Plan to comply with the requirements of Section 409A of the Code; or (d) is made pursuant to any adjustment described in Section 10.

SECTION 14
TAX WITHHOLDING

The Company shall have the power to withhold, or require a Participant to remit to the Company, up to the maximum statutory amount necessary in the applicable jurisdiction, to satisfy federal, state, and local withholding tax requirements on any Award under the Plan. The Committee may permit the Participant to satisfy a tax withholding obligation by: (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant; (b) tendering previously-owned shares of Stock held by the Participant for six (6) months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant (which holding period may be waived in accordance with Section 6.1(d)); (c) a broker-assisted “cashless” transaction; or (d) personal check or other cash equivalent acceptable to the Company.

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SECTION 15
INDEMNIFICATION

To the extent allowable pursuant to applicable law, each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his or her behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s Articles of Incorporation or Bylaws, resolution or agreement, as a matter of law, or otherwise, or pursuant to any other power the Company may have to indemnify them or hold them harmless.

SECTION 16
GENERAL PROVISIONS

16.1 No RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Award and neither the Company nor the Committee is obligated to treat Participants and other persons uniformly.

16.2 No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

16.3 NO RIGHT TO Continued employment OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

16.4 unfunded status of awards. The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The Plan is an unfunded, performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.

16.5 RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

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16.6 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

16.7 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8 Securities Law Compliance. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

16.9 GOVERNMENT AND OTHER REGULATIONS. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the [NASDAQ] (or the rules of any exchange on which the Stock is then listed), and under any other blue sky or state securities law applicable to such Award.

16.10 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Delaware with respect to matters relating to the Plan and the Award Agreements and agree not to raise or assert the defense that such forum is not convenient for such party.

16.11 Section 409A of the Code.

(a) General Compliance. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards and Performance Share Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.

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(b) Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six (6) month period). Any amounts that would have been distributed during such six (6) month period will be distributed on the day following the expiration of the six (6) month period.

(c) Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

MOTORSPORT GAMEs INC.

By:
Its:

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GLOSSARY

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, or Restricted Stock Unit Award granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award, regardless of whether the Participant’s signature or acknowledgement is required.

(c) “Board” means the Company’s Board of Directors, as constituted from time to time.

(d) “Cause” means and will exist in the following circumstances in which the Participant: (i) is convicted of a felony; (ii) engages in any fraudulent or other dishonest act to the detriment of the Company; (iii) fails to report for work on a regular basis, except for periods of authorized absence or bona fide illness; (iv) misappropriates trade secrets, customer lists, or other proprietary information belonging to the Company for his or her own benefit or for the benefit of a competitor; (v) engages in any willful misconduct designed to harm the Company or its stockholders; or (vi) fails to perform properly his or her assigned duties. The definition of “Cause” in this Plan shall be superseded by the definition of “Cause” in any applicable change of control agreement or employment agreement that a Participant has with the Company.

(e) “Change of Control” means any of the following: (i) a sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding securities to any “Unrelated Person” or “Unrelated Persons” acting in concert with one another; (ii) a sale, transfer, or other disposition through a single transaction or a series of related transactions of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another; or (iii) any consolidation or merger of the Company with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least fifty percent (50%) of the combined voting power of the surviving corporation’s then outstanding securities. For purposes of this definition, the term “Person” shall mean and include any individual, partnership, joint venture, association, trust, corporation, or other entity (including a “group” as referred to in Section 13(d)(3) of the Exchange Act) and the term “Unrelated Person” shall mean and include any Person other than the Company, or an employee benefit plan of the Company

A Change of Control will not be deemed to have occurred for purposes of the Plan until the transaction (or series of transactions) that would otherwise be considered a Change of Control closes. The transfer of Stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a Change of Control for purposes of this Plan. Notwithstanding the foregoing a Change of Control shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code unless such Change of Control constitutes a “change in control event” as defined in Section 409A of the Code and the regulations thereunder. The definition of “Change of Control” in this Plan shall be superseded by the definition of “Change of Control” in any applicable change of control agreement or employment agreement that a Participant has with the Company.

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(f) “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(g) “Committee” means the Committee identified in Section 4.1.

(h) “Company” means Motorsport Games Inc.

(i) “Compensation Committee” means the Compensation Committee of the Board and shall consist of at least two (2) individuals, each of whom qualify as: (i) a Non-Employee Director; and (ii) an “independent director” for purposes of the [NASDAQ] listing standards. The composition of the Compensation Committee may change from time to time in recognition of, response to, or in anticipation of, changes in applicable laws, rules, or regulations, including, without limitation, the Code and the [NASDAQ] listing standards (or the rules of any exchange on which the Stock is then listed).

(j) “Consultant” means a consultant or advisor that provides bona fide services to the Company or any Subsidiary as an independent contractor and not as an employee; provided, however, that such person may become a Participant in the Plan only if the Consultant: (i) is a natural person; and (ii) does not provide services in connection with the offer or sale of the Company’s securities in a capital-raising transaction and does not promote or maintain a market for the Company’s securities.

(k) “Date of Grant” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award will become effective.

(l) “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time but, for purposes of any Incentive Stock Option, “Disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code. Except in the case of an Incentive Stock Option, the definition of “Disability” in this Plan shall be superseded by the definition of “Disability” in any applicable change of control agreement or employment agreement that a Participant has with the Company.

(m) “Effective Date” means the date the Plan is approved by the Board, subject to approval by the Company’s stockholders within twelve (12) months of such Board approval.

(n) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to a section of ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.

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(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. All references to the Exchange Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.

(p) “Expiration Date” means the tenth (10th) anniversary of the Effective Date.

(q) “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on the [NASDAQ] (or on any national securities exchange on which the Stock is then listed) for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.

(r) “Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than fifty percent (50%) of the beneficial interest.

(s) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(t) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

(u) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(v) “Option” means a right granted to a Participant under Section 6, to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(w) “Participant” means a person who, as a member of the Board, or an employee, officer, or executive of, or Consultant to, the Company or any Subsidiary, has been granted an Award pursuant to the Plan.

(x) “Performance Share Award” means a right granted to a Participant under Section 9, to receive cash or Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(y) “Plan” means this Motorsport Games Inc. 2020 Equity Incentive Plan, as amended from time to time.

(z) “Restricted Stock Award” means Stock granted to a Participant under Section 8 that is subject to certain restrictions and risk of forfeiture as determined by the Committee.

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(aa) “Restricted Stock Unit Award” means a right granted to a Participant under Section 8, to receive cash or Stock, the payment of which is subject to certain restrictions and risk of forfeiture as determined by the Committee.

(bb) “Securities Act” means the Securities Act of 1933, as amended from time to time. All references to the Securities Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Securities Act.

(cc) “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code and shall have the meaning set forth in Section 409A. Whether a Separation from Service has occurred will be determined based on all of the facts and circumstances and in accordance with Section 409A of the Code. In the case of a Non-Employee Director, Separation from Service means that such member has ceased to be a member of the Board. Whether a Consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A-1(h).

(dd) “Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i).

(ee) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Section 10.

(ff) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 7 to receive the appreciation on Stock.

(gg) “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

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